UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 3, 2013

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	67448
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-3-691-7691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2013, Craig Shore was appointed chief administrative officer of InspireMD, Inc. (the “Company”). In this role, Mr. Shore will be responsible for the daily operations of the Company, including overseeing the financial, regulatory and legal aspects of the Company’s operations and assisting the Company with non-executive compensation decisions. Mr. Shore will continue to serve as the chief financial officer, secretary and treasurer of the Company. In connection with his appointment as chief administrative officer of the Company, Mr. Shore was granted an option to purchase 25,000 shares of the Company’s common stock, at an exercise price of $2.95, with a term of ten years. The option vests in three equal annual installments, with 1/3 becoming exercisable on each of May 3, 2014, May 3, 2015 and May 3, 2016, subject to Mr. Shore’s “continued service” with the Company, as such term is defined in the Company’s Amended and Restated 2011 Umbrella Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: May 7, 2013	By:	/s/ Alan Milinazzo
Name: Alan Milinazzo Title: Chief Executive Officer